EXHITBIT 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

December 9, 2008
U.S. SECURITIES AND EXCHANGE COMMISSION Division of Corporation Finance 100 F Street, N.E., Washington, D.C. 20549
RE: OAKRIDGE INTERNATIONAL CORPORATION. - FORM S-1/A No.2
Dear Sirs:
As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1/A No.2 dated December 9, 2008, of the following:

Our Report to the Stockholders and Board of Directors of Oakridge International Corporation dated July 11, 2008 on the financial statements of the Company as at June 30, 2008 and the statement of operations, stockholders' equity and cash flows for the period from October 31, 2007 (inception) to June 30, 2008.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts And Counsel" in this Registration Statement.
Yours truly,
/s/ Albert Wong & Co.
Albert Wong & Co. Certified Public Accountants Hong Kong